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                                                                    EXHIBIT 4.13

To the Chancery Clerk of the ___ Judicial District of Tunica County, Mississippi, the real property described herein is situated in the NE 1/4 and N 1/2 of the SE 1/4 of Section 24, Township 3 South, Range 12 West of Tunica County, Mississippi.


PREPARED BY AND WHEN                               [State of Mississippi]
RECORDING RETURN TO:
Sarah M. Ekdahl
LATHAM & WATKINS
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL  60606
Telephone: (312) 876-7700


           COLLATERAL ASSIGNMENT OF SECOND LEASEHOLD DEED OF TRUST,
              SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
                    FIXTURE FILING AND FINANCING STATEMENT



                         HOLLYWOOD CASINO CORPORATION,

                            Mortgagee and Assignor


                                  In Favor of


                     STATE STREET BANK AND TRUST COMPANY,
                          in its capacity as Trustee,

                                   Assignee


                           Dated as of May 19, 1999

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           COLLATERAL ASSIGNMENT OF SECOND LEASEHOLD DEED OF TRUST,
           --------------------------------------------------------
              SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
              ---------------------------------------------------
                    FIXTURE FILING AND FINANCING STATEMENT
                    --------------------------------------
          FOR VALUE RECEIVED, the undersigned, HOLLYWOOD CASINO CORPORATION, a Delaware corporation (the "Assignor"), whose address for notice hereunder is Two
                           --------
Galleria Tower, Suite 2200,13455 Noel Road, LB, 48, Dallas, Texas 75201, does hereby SELL, ASSIGN, TRANSFER AND SET OVER unto STATE STREET BANK AND TRUST

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COMPANY, a Massachusetts chartered trust company, as Trustee (the "Assignee"),
                                                                   --------
under that certain Indenture (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture") dated as of the date
                                              ---------
hereof by and among Assignor, Assignee, HWCC-Tunica, Inc., a Texas corporation ("Tunica"), and HWCC-Shreveport, Inc., a Louisiana corporation, which Assignee's
  ------
address for notice hereunder is Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Administration:

          (i) all of Assignor's right, title and interest in, to and under that certain Second Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing, and Financing Statement (the "Deed of Trust") dated
                                                         -------------
as of the date hereof executed by Tunica, whose address is Two Galleria Tower, Suite 2200, 13455 Noel Road, LB48, Dallas, Texas 75201 (the "Grantor"), in favor
                                                             -------
of Assignor, as beneficiary, covering certain property therein described, which Deed of Trust was recorded as shown on Exhibit A hereto (which Deed of Trust is
                                       ---------
incorporated by reference herein), and which Deed of Trust secures the due and punctual payment of that certain Amended and Restated Promissory Note in the original principal amount of $87,045,000, made and subscribed by Grantor, dated as of the date hereof, and being payable to the order of the Assignor, and other obligations described therein (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Note," which Note has
                                                       ----
been assigned to Assignee), the interest thereon and performance of the Deed of Trust covenants and obligations, and (ii) all of Assignor's right, title and interest in and to the property described in the Deed of Trust, and in and to all amounts which may now be or may hereafter become due and payable by Grantor under the Deed of Trust, on account of its indebtedness and obligations under and in respect of the aforesaid Notes and the Obligations (as defined in the Deed of Trust), and the interest thereon, together with all of the rights, powers, privileges and remedies of Assignor thereunder, including, but without limitation thereto, all of the Assignor's rights to receive and collect all other amounts which may now be or may hereafter become due and payable by the Grantor under the Deed of Trust, reference to the Deed of Trust being hereby made for all such purposes.

          This Collateral Assignment is made as security for (i) the payment when due of indebtedness evidenced by those certain 11 1/4% Series A and Series B Senior Secured Notes due 2007 and those certain Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Senior Secured Notes") issued by the Assignor pursuant
                         --------------------
to the provisions of the Indenture, in the aggregate principal sum not to exceed in any one time outstanding of $360,000,000, interest (including post-petition interest and interest at the Post-Default Rate (as defined in the Deed of Trust)) as set forth in the Indenture and the Senior Secured Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due under the Senior Secured Notes, the Guarantees (as such term is defined in the Indenture), the Indenture or the Collateral Documents (as such term is defined in the Indenture); and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements, or restatements of any of the foregoing.

          In furtherance of the foregoing Collateral Assignment, after the occurrence and during the continuance of an Event of Default under the Indenture, Assignor hereby authorizes

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and empowers Assignee, in Assignee's own name or in the name of Assignee's nominee, or in the name of and as attorney for Assignor, to ask, demand, sue for, collect, receive and enforce all sums to which Assignee is or may be entitled under this Collateral Assignment and compliance by Grantor with the terms and agreements on its part to be performed under the Deed of Trust. Assignee shall have the rights, powers and remedies provided by applicable law and this Collateral Assignment.

          Assignor warrants that it is the legal owner of said Deed of Trust and has the lawful right to assign, transfer and set over said Deed of Trust unto the Assignee free and clear of any lien, claim or interest of any party whatsoever.

          The foregoing warranties and the other provisions of this Collateral Assignment shall inure to the benefit of the Assignee and its successors, transferees and assigns under the Indenture.

          The Deed of Trust encumbers the property legally described on Exhibit B hereto.
---------


          THIS COLLATERAL ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE JURISDICTION WHERE THE MORTGAGED PROPERTY IS LOCATED.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Assignor has executed this Collateral Assignment of Second Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement on this 19th day of May, 1999.

ASSIGNOR:                               HOLLYWOOD CASINO CORPORATION,
                                        a Delaware corporation

                                        By: /s/ PAUL C. YATES
                                            ------------------------------------
                                                Paul C. Yates
                                                Executive Vice President and
                                                Chief Financial Officer

Address of Assignor is:
Two Galleria Tower, Suite 2200
13455 Noel Road, LB48
Dallas, Texas 75240
Telephone:  (972) 716-3809

Address of Assignee is:
Two International Place, 4th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Administration
Telephone:  (617) 664-5219

STATE OF                    )
                            )
COUNTY OF                   )


          Personally appeared before me, the undersigned authority in and for said County and State on this 19th day of May, 1999, within my jurisdiction, the within named Paul C. Yates, who acknowledged that s/he is the Executive Vice President and Chief Financial Officer of HOLLYWOOD CASINO CORPORATION, a Delaware corporation, and as her/his act and deed s/he executed the above and foregoing instrument, after first having been duly authorized by said corporation to do so.

(Seal)
                Notary Public in and for
                The State of Illinois
                County of Lake                         /s/ JOYCE A. KIEL
                                                --------------------------------


                My Commission Expires:  3/12/2000

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                                   EXHIBIT A
                                   ---------

                             Recording Information
                             ---------------------

                                   EXHIBIT B

                               Legal Description

                                   TRACT A.

Being a part of the R.M. Leatherman and Hugh M. Magevney, III property, located in the Northeast Quarter (NE 1/4) and the North Half of the Southeast Quarter (N 1/2 SE 1/4) of Section Twenty-Four (24), Township Three (3) South, Range Twelve
(12) West, Tunica County, Mississippi and being more particularly described as follows:

Commencing at a point on the North line of said Section Twenty-Four (24), said point being North 89 degrees 44 minutes 19 seconds East of distance of 5,258.24 feet from a found concrete monument at the Northwest corner of said Section Twenty-Four (24); thence South 01 degree 16 minutes 10 seconds West a distance of 48.02 feet to a point, said point being 48.00 feet South of and parallel to the North line of said Section Twenty-Four (24), said point being the Point of Beginning of the tract herein described;

Thence continuing South 01 degree 16 minutes 10 seconds West a distance of 2,990.50 feet to a found iron pin; thence North 85 degrees 51 minutes 27 seconds West a distance of 1,408.66 feet to a found iron pin; thence North 00 degrees 00 minutes 54 seconds West a distance of 1,184.64 feet to a found iron pin at the Southeast corner of a parcel of land leased to Biloxi Casino Belle Incorporated as recorded in Book Z-4, page 001 at the Tunica County Chancery Court Clerk's Office; thence North 39 degrees 11 minutes 16 seconds East along the East line of the Biloxi Casino Belle Incorporated lease parcel a distance of 2,197.18 feet to a point, said point being 48.00 feet South of and parallel to the North line of said Section Twenty-Four (24); thence North 89 degrees 44 minutes 19 seconds East a distance of 83.21 feet to the Point of Beginning, and containing 69.929 acres, more or less.

                                    TRACT B


Being a part of the R. M. Leatherman and Hugh M. Mageveny, III property located in the North Half (N1/2) of Section Twenty-four (24) and in the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) of Section (23) and in fractional Section Fourteen (14), all in Township Three (3) South, Range Twelve
(12) West, Tunica County, Mississippi, and being more particularly described as follows:

Beginning at a point on the North line of said Section Twenty-Four (24), said point being North 89 degrees 44 minutes 19 seconds East a distance of 5,218.24 feet from a found concrete monument at the Northwest corner of Section Twenty-Four (24); thence North 89 degrees 41 minutes 49 seconds
East and continuing along the North line of said Section Twenty-Four (24) for
45.00 feet to a point; thence South 00 degrees 00 minutes 00 seconds East for 1,120.12 feet to the Point of Beginning of the tract herein described.

Thence South 00 degrees 00 minutes 00 seconds East for 190.75 feet to a point;

Thence North 88 degrees 48 minutes 03 seconds West for 193.62 feet to a point;

Thence North 68 degrees 40 minutes 34 seconds West for 606.87 feet to a point;

Thence North 65 degrees 38 minutes 09 seconds West for 613.65 feet to a point;

Thence North 65 degrees 19 minutes 08 seconds West for 1,083.49 feet to a point;

Thence North 69 degrees 18 minutes 21 seconds West for 539.83 feet to a point;

Thence North 63 degrees 20 minutes 00 seconds West for 634.33 feet to a point;

Thence North 65 degrees 24 minutes 26 seconds West for 641.41 feet to a point on the Eastern top bank revetment of the Mississippi River, as it exists today;

Thence North 58 degrees 52 minutes 07 seconds East along the said Eastern top bank revetement of the Mississippi River for 108.91 feet to a point;

Thence North 44 degrees 58 minutes 31 seconds East and continuing along the said Eastern top bank revetment of the Mississippi River for 95.28 feet to a point;

Thence South 65 degrees 16 minutes 09 seconds East for 546.04 feet to a point;

Thence South 63 degrees 19 minutes 02 seconds East for 612.80 feet to a point (said point being South 45 degrees 00 minutes 00 seconds West from the concrete monument representing the Northwest corner of Section Twenty-Four (24), Township Three (3) South, Range Twelve (12) West, Tunica County, Mississippi.)

Thence South 72 degrees 33 minutes 04 seconds East for 291.23 feet to a point;

Thence South 65 degrees 21 minutes 03 seconds East for 1,352.15 feet to a point;

Thence South 67 degrees 26 minutes 32 seconds East for 1,162.40 feet to a point;

Thence South 88 degrees 23 minutes 22 seconds East for 173.28 feet to the said Point of Beginning, containing 17.75 acres, more or less.

Bearings in the above description have an origin of True North based on computation from celestial observations.